UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2021

FIRST GUARANTY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Louisiana	001-37621	26-0513559
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 East Thomas Street

Hammond, Louisiana 70401

(Address of principal executive offices, zip code)

(985) 345-7685

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 par value	FGBI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

On April 22, 2021, First Guaranty Bancshares, Inc., a Louisiana corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Janney Montgomery Scott LLC (the “Underwriter”), pursuant to which the Company agreed to sell to the Underwriter 1,380,000 depositary shares (the “Depositary Shares”), including 180,000 Depositary Shares issued upon the exercise of the Underwriter’s option to purchase additional Depositary Shares, each representing a 1/40th ownership interest in a share of the Series A Preferred Stock (defined below). Each holder of a Depositary Share will be entitled to the proportional rights of a share of Series A Preferred Stock represented by the Depositary Share.

The Underwriting Agreement includes customary representations, warranties and covenants by each of the Company and the Underwriter related to the offering. The Company also agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The offering was conducted pursuant to the Prospectus Supplement, dated April 22, 2021 (the “Prospectus Supplement”), to the Prospectus dated October 26, 2020, forming a part of the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-249169) (the “Registration Statement”). The offering closed on April 27, 2021.

The estimated net proceeds from the offering were $33,192,500, after deducting underwriting commissions and expenses and prior to deducting other expenses incurred by the Company in connection with the offering. The Company intends to use the net proceeds from the offering for general corporate purposes, as described further in the Prospectus Supplement.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is included as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.

In addition to the Underwriting Agreement, the following documents are being filed with this Current Report on Form 8-K and incorporated by reference into the Registration Statement: (i) the Articles of Amendment (defined below), (ii) a specimen certificate representing the Series A Preferred Stock (defined below), (iii) the Deposit Agreement, dated April 27, 2021, among the Company, Zions Bancorporation, National Association (the “Depositary”), and the holders from time to time of the depositary receipts described therein, (iv) the form of depositary receipt representing the Depositary Shares, and (v) the validity opinion letter with respect to the Depositary Shares and the Series A Preferred Stock.

Item 3.03.	Material Modifications to Rights of Security Holders

On April 22, 2021, the Company filed Articles of Amendment to the Restated Articles of Incorporation of the Company, as amended (the “Articles of Amendment”), with the Secretary of State of Louisiana (the “Secretary of State of Louisiana”), which became effective as of April 22, 2021, establishing the relative preferences, rights and limitations of a new series of preferred stock designated as the “6.75% Series A Fixed-Rate Non-Cumulative Perpetual Preferred Stock,” par value $1,000 per share, with a liquidation preference of $1,000 per share (the “Series A Preferred Stock”). The Articles of Amendment were filed in connection with the Underwriting Agreement, as described above.

The Series A Preferred Stock ranks, with respect to the payment of dividends and distributions upon liquidation, dissolution or winding-up, (1) senior to the Company’s common stock and each other class or series of capital stock the Company may issue in the future the terms of which do not expressly provide that it ranks on a parity with or senior to the Series A Preferred Stock as to dividend and distribution rights and rights on liquidation, dissolution and winding-up of the Company (collectively, the “junior stock”), (2) on a parity with, or equally to, each class or series of preferred stock the Company may issue in the future the terms of which expressly provide that such class or series will rank on a parity with, or equally to, the Series A Preferred Stock as to dividend rights and distribution rights and rights on liquidation, dissolution and winding-up of the Company (collectively, the “parity stock”), and (3) junior to all existing and future indebtedness and other liabilities and any class or series of preferred stock that expressly provides in the articles of amendment creating such preferred stock that such series ranks senior to the Series A Preferred Stock (subject to any requisite consents prior to issuance).

Under the terms of the Series A Preferred Stock, with certain limited exceptions, if the Company’s board of directors has not authorized, and the Company has not declared and paid or set aside for payment, dividends on the Series A Preferred Stock for the most recently completed dividend period, it may not declare or pay dividends on, or redeem, purchase or acquire, its common stock or other junior securities during the next succeeding dividend period.

The foregoing description of the terms of the Series A Preferred Stock is qualified in its entirety by reference to the full text of the Articles of Amendment, which are included as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 22, 2021, the Company filed the Articles of Amendment with the Secretary of State of Louisiana, which became effective as of April 22, 2021, amending the Company’s Restated Articles of Incorporation, as amended, by establishing and designating the newly authorized Series A Preferred Stock of the Company initially consisting of 34,500 authorized shares.

Dividends on the Series A Preferred Stock will be payable when, as and if declared by the Company’s board of directors out of legally available funds. From the issue date, dividends on the Series A Preferred Stock will accrue on a non-cumulative basis at a rate of 6.75% per annum on the liquidation preference of $1,000 per share, payable quarterly, in arrears, on the 1st day of each March, June, September and December, commencing on June 1, 2021.

In the event that the Company voluntarily or involuntarily liquidates, dissolves or winds up, the holders of the Series A Preferred Stock at the time outstanding will be entitled to receive liquidating distributions in the amount of $1,000 per share of the Series A Preferred Stock (equivalent to $25 per depositary share), plus an amount equal to any declared but unpaid dividends thereon to and including the date of such liquidation without accumulation of any undeclared dividends, out of assets legally available for distribution to the Company’s shareholders, before any distribution of assets is made to the holders of the Company’s common stock or any other junior stock. After payment of the full amount of such liquidating distributions, the holders of the Series A Preferred Stock will not be entitled to any further participation in any distribution of assets by the Company, and will have no right or claim to any of the Company’s remaining assets. In the event that the Company’s assets available for distribution to shareholders upon any liquidation, dissolution or winding-up of the Company’s affairs, whether voluntary or involuntary, are insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series A Preferred Stock and the corresponding amounts payable on any parity stock, the holders of the Series A Preferred Stock and the holders of such other parity stock will share ratably in any distribution of our assets in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

The Series A Preferred Stock does not have a maturity date, and the Company is not required to redeem the Series A Preferred Stock. Accordingly, the Series A Preferred Stock and related Depositary Shares will remain outstanding indefinitely, unless and until the Company decides to redeem it pursuant to the terms of the Articles of Amendment. The Company may redeem the Series A Preferred Stock at its option, (i) in whole or in part, from time to time, on any dividend payment date on or after April 22, 2026 or (ii) in whole but not in part, within 90 days following a Regulatory Capital Treatment Event (as defined in the Articles of Amendment), in each case, at a redemption price equal to $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared and unpaid dividends. If the Company redeems the Series A Preferred Stock, the Depositary will redeem a proportional number of Depositary Shares. Neither the holders of Series A Preferred Stock nor holders of Depositary Shares will have the right to require the redemption or repurchase of the Series A Preferred Stock or the Depositary Shares. Any redemption of the Series A Preferred Stock is subject to the Company’s receipt of any required prior approval by the Board of Governors of the Federal Reserve System (the “Federal Reserve”) or other successor regulatory authority and to the satisfaction of any conditions set forth in the capital guidelines or regulations of the Federal Reserve applicable to redemption of the Series A Preferred Stock.

Holders of the Series A Preferred Stock will have no voting rights, except as may otherwise be required by applicable Louisiana law and with respect to certain fundamental changes in the terms of the Series A Preferred Stock and certain other matters. In addition, if dividends on the Series A Preferred Stock are not paid in full for at least six quarterly dividend periods or their equivalent, whether or not consecutive, the holders of the Series A Preferred Stock, acting as a single class with any other parity stock having similar voting rights that are then exercisable, will have the right to elect two directors to the Company’s board of directors. The terms of office of these directors will end when the Company has paid or set aside for payment full dividends for at least 12 consecutive months’ worth of dividend periods on the Series A Preferred Stock and any non-cumulative parity stock and all dividends on any cumulative parity stock have been paid in full.

The foregoing description of the terms of the Series A Preferred Stock is qualified in its entirety by reference to the full text of the Articles of Amendment, which is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01. Regulation FD Disclosure

On April 27, 2021, the Company issued a press release announcing the closing of its previously announced public offering of Depositary Shares.  A copy of the press release is included as Exhibit 99.1 hereto.

The information in this section, including the information contained in the press release included as Exhibit 99.1 hereto, is being furnished pursuant to this Item 7.01 of Form 8-K and will not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. In addition, this information shall not be deemed to be incorporated by reference into any of the Company’s filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

Item 8.01.	Other Events

On April 27, 2021, the Company closed the public offering of 1,380,000 Depositary Shares, including 180,000 Depositary Shares issued upon the exercise of the Underwriter’s option to purchase additional Depositary Shares, pursuant to the Underwriting Agreement. The offer and sale of the Depositary Shares was made pursuant to the Registration Statement.

Item 9.01.	Financial Statements and Exhibits

(d)     Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of April 22, 2021, between First Guaranty Bancshares, Inc. and Janney Montgomery Scott LLC

3.1	Articles of Amendment to the Restated Articles of Incorporation with respect to the 6.75% Series A Fixed-Rate Non-Cumulative Perpetual Preferred Stock, effective as of April 22, 2021

4.1	Specimen Certificate representing the 6.75% Series A Fixed-Rated Non-Cumulative Perpetual Preferred Stock

4.2	Deposit Agreement, dated April 27, 2021, among First Guaranty Bancshares, Inc., Zions Bancorporation, National Association, and the holders from time to time of the depositary receipts described therein

4.3	Form of Depositary Receipt representing the Depositary Shares (included as Exhibit A to Exhibit 4.2 of this Current Report on Form 8-K)

5.1	Opinion of Phelps Dunbar, LLP

23.1	Consent of Phelps Dunbar, LLP (included in Exhibit 5.1 of this Current Report on Form 8-K)

99.1	Press release, dated April 27, 2021, announcing the closing of the offering

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST GUARANTY BANCSHARES, INC.

Date: April 27, 2021	By:	/s/ Alton B. Lewis, Jr.
Alton B. Lewis, Jr.
President, Chief Executive Officer and Director

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